EXHIBIT 12


             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges

                      Nine Months Ended September 25, 1999

                                   (Unaudited)



                                                                                          Ratio of Earnings
                                                                                           to Fixed Charges
 (Dollar amounts in millions)
                                                                                         ---------------------

 Earnings before minority interest and cumulative effect of accounting change.........               $453
 Provision for income taxes...........................................................                181
                                                                                         ---------------------

  Earnings before income taxes, minority interest and cumulative
    effect of accounting change.......................................................                634
                                                                                         ---------------------

 Fixed charges:
    Interest..........................................................................                 70
    One-third of rentals..............................................................                 13
                                                                                         ---------------------

 Total fixed charges..................................................................                 83
                                                                                         ---------------------


 Less interest capitalized, net of amortization.......................................                 ---
                                                                                         ---------------------


  Earnings before income taxes and cumulative effect of accounting change,  plus fixed
     charges..........................................................................              $ 717
                                                                                         =====================



 Ratio of earnings to fixed charges...................................................                8.6
                                                                                         =====================




For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.




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